Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (888) 909-0946

Tidewater to Present at the Cowen Energy & Natural Resources Conference

NEW ORLEANS, November 28, 2017 –Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Jason R. Stanley, Director, Investor Relations, will present at the Cowen Energy & Natural Resources Conference in New York, New York on Monday, December 4, 2017, at approximately 9:40 a.m. Eastern time.  The presentation will be available via real-time webcast at http://www.tdw.com.  Playback will be available for a 30-day period commencing on December 4, 2017, at approximately 12:00 p.m. Central time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc.

Quinn P. Fanning, Executive Vice President and Chief Financial Officer

713-470-5300

Jason Stanley, Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.